Exhibit 10.34

                               SUBLEASE AGREEMENT

This SUBLEASE (the "Sublease") is entered into as of the 9th day of October, 2000, between IDEAS FOR MEDICINE, INC., formerly known as CryoLife Acquisition Corporation, a Florida corporation (herein called "IFM") and HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation (herein called "Horizon"), both hereafter called the "Parties".

1.   DEMISE

IFM hereby sublets to Horizon and Horizon subleases from IFM the Premises described in Paragraph 2 herein, which is the Demised Premises leased by IFM, as Tenant, from Secret Promise, Ltd., as successor-in-interest to J. Crayton Pruitt Family Trust u/t/a 9/17/76, ("Landlord") under that certain lease dated March 5, 1997, as amended, which is incorporated herein, by reference, and which is hereinafter, collectively with any and all amendments, referred to as the "Lease." Defined terms used herein but not otherwise defined herein shall have the meaning set forth in the Lease.

2.   DESCRIPTION OF SPACE

The premises (the "Premises") subject to this Sublease consists of that certain tract or parcel of land more particularly described on Exhibit A attached hereto and made a part hereof, together with all improvements erected thereon and all appurtenances thereunto belonging.

3.   TERM OF SUBLEASE

The term (the "Sublease Term") of this Sublease shall be for a period ending on the date that the Lease Term expires or is earlier terminated, if earlier. Notwithstanding anything to the contrary expressed or implied in this Sublease or in the Lease, Horizon hereby acknowledges and agrees that it shall have no right to exercise any election, right or opportunity of Tenant under the Lease to renew or extend the term of the Lease, nor shall Horizon have any right to holdover or continue in occupancy of the Premises after termination of the Lease, except as expressly set forth herein to the contrary. At the expiration of the initial Term of the Lease, Horizon shall be entitled to request IFM to extend the Term of the Lease in accordance with the terms of Section 5 of the Lease. Horizon shall provide such request to IFM in writing not more than ninety
(90) nor less than thirty (30) days prior to the last date by which IFM is permitted to provide to Landlord a notice of election to extend under the Lease. If IFM refuses to so extend it shall so notify Horizon within fifteen (15) days after receipt of Horizon's notice, and then, with Landlord's prior consent, and provided that Landlord agrees in writing that (i) IFM is or shall be released as of the expiration of the then current Lease Term and shall not be or remain liable during the succeeding Extension Option Term or Terms, and (ii) CryoLife, Inc. ("CryoLife"), IFM's sole shareholder, is or shall be released from its obligations under the Guaranty executed by CryoLife in favor of Landlord in connection with the Lease as of the expiration of the then current Lease Term and shall not be liable during the succeeding Extension Option Term or Terms. IFM shall assign all of its right, title and interest in and to the Lease and the Premises to Horizon upon the expiration or termination of the then current Lease Term. Alternatively, if IFM does not elect to extend then Horizon shall be



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free to negotiate with Landlord for a new, direct lease of the Premises. Horizon hereby acknowledges that IFM has no duty or obligation to extend the lease for the benefit of Horizon, that Landlord has no duty or obligation to negotiate with Horizon with respect to a new lease, and that Landlord's consent to any assignment to Horizon may be granted or withheld by Landlord in accordance with the provisions of Section 23 of the Lease.

4.   SUBLEASE RENT

Horizon agrees to pay to IFM as "Rent" for the Premises all amounts due by IFM to Landlord under the Lease including, but not limited to, monthly "Base Rental" (as defined and prescribed in the Lease), together with any and all other "Additional Rental", rents, sums and other charges due and payable under the Lease as set forth therein. With respect to Base Rental payments and any and all other payments due on or before the first (1st) day of the month under the Lease, under this Sublease such payments shall be due and payable monthly in advance on the twentieth (20th) day of each calendar month immediately preceding the calendar month of the term of this Sublease for which such Rent is due. The payment of Rent for the month of October 2000 shall be due and payable as and when this Sublease is executed by Horizon, and shall be pro rated on a per diem basis for the partial month. As to any and all other payments due and payable under the Lease, for purposes of this Sublease such payments shall be due and payable to Horizon to IFM on the date which is ten (10) days prior to the applicable due date for such payment under the Lease.

If any payment or installment of Rent is not paid as and when due under this Sublease, and if such failure is not cured within ten (10) days thereafter, then such Rent payment shall be due and payable together with an administrative late charge handling fee equal to One Hundred Dollars ($100.00). Horizon hereby acknowledges and agrees that (i) IFM shall not be obligated to accept any late payment, (ii) IFM shall not be deemed to have waived such late charge by acceptance of any subsequent Rent payment which fails to include such charge, and (iii) any and all past due Rent shall, in addition, bear interest from the date which is ten (10) days after the date due until the date paid at a rate ("Default Interest Rate") equal to the lesser of eighteen percent (18%) simple interest per annum or the highest rate allowed by law.

5.   HOLDOVER

There shall be absolutely no holdover permitted by Horizon after the expiration or termination of this Sublease. Any holdover after the expiration of this Sublease concurrently with the expiration of the term of the Lease shall be conclusively deemed to be as a tenant at will or at sufferance of Landlord under the Lease, and not by, through or under IFM under this Sublease. Any holdover after the earlier termination of the term hereof prior to the expiration or termination of the term of the Lease shall be conclusively deemed to be as a tenant at will or at sufferance of IFM under this Sublease. Any such holdover tenancy under Landlord may thereafter be terminated by Landlord, and any such holdover tenancy under IFM may be thereafter terminated by IFM, at any time from and after the date it commences and/or as provided by the laws of the State of Florida. Notwithstanding the foregoing, the Rent during the period of any holdover under IFM shall increase to one hundred twenty-five percent (125%) times the Rent due payable under the Lease. Further, Horizon hereby acknowledges and agrees that its indemnity of IFM and of Landlord under Section 6 below shall


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include,  without  limitation,  any and all claims,  demands,  causes of action, damages, costs and expenses (including without limitation reasonable actual attorneys' fees and costs) arising out of or resulting directly or indirectly from Horizon's holdover. Notwithstanding the foregoing, Horizon shall not be liable to IFM for any consequent, special, indirect, or punitive damages hereunder, except to the extent that damages (if any) owed by IFM to Landlord may be so characterized.

6.   HORIZON TO COMPLY WITH LEASE AGREEMENT TERMS, INDEMNITIES

     6.1 Horizon agrees to perform and observe the covenants, conditions, and terms set forth in the Lease on the part of the tenant to be performed and observed (including without limitation Sections 9-11 thereof), except the covenant for the payment of Base Rental (and any rent tax imposed thereon) reserved in the Lease, and to indemnify, defend (using counsel selected by or acceptable to IFM for such purpose) and hold the Landlord and IFM each harmless from and against any and all claims, demands, causes of action, damages, costs and expenses (including without limitation reasonable actual attorneys' fees and costs) arising out of or resulting directly or indirectly from IFM's breach of or default under the Lease or this Sublease, unless caused by or resulting from, directly or indirectly, any act or omission, breach or default of Horizon.

7.   SERVICES AND UTILITIES

Horizon shall pay any and all charges for utilities and services as set forth in the Lease. In the event that IFM has any utility deposits or other deposits for services, Horizon shall reimburse IFM for the amounts thereof or shall replace the same with deposits funded by Horizon within thirty (30) days after written request from IFM to do so.

8.   USE FOR BUSINESS PURPOSES

The premises subleased herein are to be used for the business purposes set out in the Lease and for no other use or purpose whatsoever.

9.   ALTERATIONS

Horizon shall not undertake or commence any alterations, additions or improvements to the Premises without having first obtained the prior written consent of IFM hereunder and, to the extent applicable, the consent or approval of Landlord under the Lease.

10.  WAIVER OF ONE BREACH NOT WAIVER OF OTHERS

Waiver of one breach of a term, condition, or covenant of this Sublease by either party hereto shall be limited to the particular instance and shall not be deemed to be a waiver of future breaches of the same or other terms, conditions, or covenants.

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11.  TERMINATION AND REENTRY BY IFM ON HORIZON'S DEFAULT

     11.1 Horizon shall be in default under this Sublease upon the occurrence of any of the following acts, events or conditions:

     (a) The Base Rental, Additional Rental or any other sum of money payable under this Sublease is not paid when due, and such failure is not cured within ten (10) days after written notice from IFM to Horizon thereof (provided, however, that IFM shall not be obligated to provide to Horizon a notice of such failure to the opportunity to cure same after such notice more than three (3) times in any period of twelve (12) consecutive months;

     (b) Horizon shall abandon or vacate all or any portion of the Premises and ceases paying Rent;

     (c) The failure or refusal of Horizon, at any time during the Sublease Term, to fulfill or perform any other covenant, agreement or obligation of Horizon hereunder if such failure or refusal shall continue without correction for a period of twenty (20) days after notice thereof to Horizon (provided, however, that if such covenant, agreement or obligation shall be of such nature that it can be fulfilled or performed and if Horizon in good faith commences to fulfill or perform same within said twenty (20) day period exercising due diligence, a default by Horizon shall not be deemed to have occurred if Horizon commences to diligently pursue the fulfillment or performance of the covenant, agreement or obligation during such 20-day period and shall thereafter continuously and diligently proceed therewith until completion within sixty (60) total days);

     (d) An attempt to assign, sub-sublease or further transfer Horizon's rights or interests hereunder shall occur without the prior written approval of IFM, except as set forth in that certain Assignment of Sublease of even date herewith among Horizon, Bank of America, N.A., and IFM.

     (e) The initiation of any proceeding whereupon the estate or interest of Horizon in the Premises, or any portion thereof, or in this Sublease is levied upon or attached if such proceeding is not vacated, discharged or bonded within thirty (30) days after the date of such levy or attachment;

     (f) The entry of any decree or order for relief by a court having jurisdiction in the Premises in respect of Horizon in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Horizon or for any substantial part of the assets of Horizon, or the entry of any decree or order with respect to winding-up or liquidation of the affairs of Horizon, if any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days;

     (g) The commencement by Horizon of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by


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Horizon to the appointment of or possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Horizon or for any substantial part of the assets of Horizon, or any assignment made by Horizon for the benefit of creditors, and such case or proceeding is not dismissed within sixty (60) days; or

     (h) A default by Horizon under that certain Promissory Note from Horizon in favor of IFM dated as of even date herewith in the principal amount of $5,945,216 (as that note may be amended or replaced) and a failure to cure such default as set forth therein.

     11.2 Upon the occurrence of a default by Horizon as described in this Sublease, IFM shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever, and in addition to, and not in limitation of any other remedy or right permitted to it by law of in equity or by this Sublease:

     (a) IFM, with or without terminating this Sublease and without waiving such default, may perform, correct or repair any condition which shall constitute a failure on Horizon's part to keep, observe, perform or satisfy such condition, and IFM may take, on behalf of Horizon, whatever steps IFM deems necessary to cure such default. IFM may reenter the Premises for such purposes without being liable for prosecution or any claim for damages therefor, and Horizon shall fully reimburse and compensate IFM on demand for all costs and expenses incurred by IFM in such performance, correction or repair, including without limitation, accrued interest from the date of demand until date of payment at the Default Interest Rate, and such sums shall be deemed to be Additional Rental hereunder;

     (b) IFM may terminate this Sublease, in which event Horizon shall immediately surrender the Premises to IFM, and if Horizon fails to do so, IFM may, without prejudice to any other remedy it may have, enter upon and take possession of the Premises and expel or remove Horizon and any other person who may be occupying said premises or any part thereof in accordance with all applicable laws and without breaching the peace;

     (c) IFM may recover possession of the Premises, with or without terminating this Sublease, at IFM's option, in the manner prescribed by any applicable statute, including without limitation, statutes relating to summary process. Any demand for the Rent, reentry for conditions broken, and any and all notices to quit, including without limitation, the notice required by the provisions of
Section 83.20, Florida Statutes, or any similar statutes, or other formalities of any nature, to which Horizon may be entitled, are hereby specifically waived. In any possessory action for nonpayment of Rent or other charge due hereunder, Horizon expressly waives any defense other than payment. Horizon's obligation to pay Rent is independent of any duty or obligation of IFM under this Sublease;

     (d) IFM may relet the Premises upon such terms and conditions and for such rental as IFM deems advisable, without thereby avoiding or terminating this Sublease, and Horizon shall remain liable for any and all Rent and other charges and expenses hereunder. For the purpose of reletting, IFM is authorized to make such repairs or alterations to the Premises and/or to remove or store Horizon's or other occupants' possessions as may be necessary in the sole discretion of IFM for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, alteration or storage and the expense of such reletting and the collection of


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rent accruing  therefrom)  each month to equal the Rent,  then Horizon shall pay such deficiency each month upon demand therefor. Actions to collect such amounts may be brought from time to time, on one or more occasions, without the necessity of IFM's waiting until the expiration of the Sublease Term. In the event of termination of the Sublease or repossession of the Premises for default as described in this Sublease, IFM shall use commercially reasonable efforts to relet the Premises, or a portion thereof, and to collect rental after reletting; and in the event of reletting, IFM may relet the whole or any portion of the Premises, as agent for Horizon or for IFM's own account, for any period to any sublease and for any use and purpose;

     (e) IFM may declare immediately due and payable the then present value (calculated with a discount factor or eight percent (8%) per annum) of the difference between (x) the entire amount of Base Rental. Additional Rental and other charges and assessments which in IFM's reasonable determination would become due and payable during the remainder of the Sublease Term (in the absence of the termination of this Sublease), and (y) the then fair market value of the Premises for the remainder of the Sublease Term. Upon the acceleration of such amounts, Horizon agrees to pay the same at once, in addition to all Rent, costs, charges, assessments, and reimbursements theretofore due: provided, however, that such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Horizon's failure to comply with the terms and provisions of this Sublease (IFM and Horizon agreeing that IFM's actual damages in such event are difficult to ascertain and that the amount set forth above is a reasonable estimate thereof). In computing such liquidated damages, there shall be added to such deficiency any reasonable expenses as IFM may incur in connection with reletting, such as court costs, reasonable attorneys' fees and disbursements, brokerage fees and preparing the Premises for reletting. Furthermore, such amount shall be construed as liquidated damages and shall constitute a debt provable in bankruptcy or receivership; and/or

     (f) Alter all locks and other security devices at the Premises without terminating this Sublease.

     In the event that IFM shall have taken possession of the Premises pursuant to the authority herein granted, then IFM shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including without limitation that which is owned by or subleased to Horizon, and at all times prior to any foreclosure thereon by IFM or repossession thereof by any lessor thereof or third party having a lien thereon. IFM shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the county in which the Premises is located; and in such event, Horizon shall be liable to IFM for costs incurred by IFM in connection with such removal and storage and shall indemnify and hold IFM harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. IFM shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to IFM a copy of any instrument represented to IFM by Claimant to have


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been executed by Horizon (or any predecessor of Horizon)  granting  Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of IFM to inquire into the authenticity of said instrument's copy of Horizon's signature thereon and without the necessity of IFM's making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act. Horizon agrees to indemnify and hold IFM harmless from all costs, expense, loss, damage and liability incident to IFM's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of IFM herein stated shall be in addition to any and all other rights which IFM has or may hereafter have at law or in equity, and Horizon stipulates and agrees that the rights herein granted IFM are commercially reasonable. IFM shall in no event be liable to Horizon, including, without limitation, liability for trespass or conversion, with respect to any actions taken pursuant to this Section 11.2 so long as same are taken in accordance with all applicable laws.

         11.3 No course of dealing between IFM and Horizon or any failure or delay on the part of IFM in exercising any rights of IFM under Section 11.2 hereof or under any other provisions of this Sublease shall operate as a waiver of any rights of IFM hereunder, at law or in equity or under any other provisions of this Sublease, nor shall any waiver of a default on one occasion operate as a waiver of any subsequent default or of any other default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated. The exercise by IFM of any one or more of the rights and remedies provided in this Sublease shall not prevent the subsequent exercise by IFM of any one or more of the other rights and remedies herein provided. All remedies provided for in this Sublease are cumulative and may, at the election of IFM, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity. After default, the acceptance of Rent (or any portion thereof) or failure to re-enter by IFM shall not be held to be a waiver of its rights to terminate this Sublease or of any other rights under this Sublease or applicable statue, and IFM may re-enter and take possession of the Premises, or exercise any other right and remedy, as if no Rent had been accepted after such default.

         11.4 Exercise by IFM of any one or more remedies under Section 11 or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Horizon whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of IFM and Horizon or otherwise as permitted by law. No alteration of locks or other security devices and no removal or other exercise of dominion by IFM over the property of Horizon or others at the Premises shall be deemed unauthorized or constitute a conversion, Horizon hereby consenting, after any default, to the aforesaid exercise of dominion over Horizon's property within the Premises so long as IFM complies with all Florida laws pertaining to distraint, dispossessory, detainer or other remedial actions of landlords not waived under this Sublease. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices and hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process so long as IFM complies with all Florida laws pertaining to distraint, dispossessory, detainer or other remedial actions of landlords not waived under this Sublease. No such reentry or taking possession of the Premises by IFM shall


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be construed as an election on IFM's part to terminate this  Sublease,  unless a written notice of such intention be given by IFM to Horizon or unless the termination thereof be decreed by a court of competent jurisdiction. Horizon agrees that any re-entry by IFM which is made pursuant to a judgment obtained in forcible detainer proceedings or other legal proceedings will not make IFM liable for trespass.

12.  LITIGATION COSTS

If any legal action is filed to enforce this Sublease, or any part thereof, the prevailing shall be entitled to recover reasonable actual attorneys' fees and costs of the action.

13.  APPLICABLE LAW, VENUE, AND SERVICE

In interpreting this Sublease and in determining the right of the Parties under it, the laws of the State of Florida shall apply. Venue shall lie in the county in which the Premises is located.

Personal service either within or without such state shall be sufficient to give personal jurisdiction to any court in which an action is filed for litigation of rights under this Sublease.

14.  SURRENDER OF PREMISES AND KEYS

Horizon agrees that at the expiration or termination of this Sublease, it will quit and surrender the Premises in the condition set forth in the Lease upon an expiration or termination, without notice, and will deliver to IFM all keys belonging to the Premises.

15.  REMOVAL OF PROPERTY BY IFM

If IFM re-enters the Premises or takes possession of them before normal expiration of this Sublease in accordance with its terms, any and all personal property of Horizon not removed within ten (10) days of such re-entry or repossession (and to the extent IFM has changed the locks, it will permit Horizon access to the Premises for such purposes) shall be conclusively deemed to have been abandoned by Horizon and IFM shall have the right to cause the same to be removed and disposed of in any manner it deems necessary or appropriate, including without limitation throwing the same away, at Horizon's sole cost and expense.

16.  HORIZON'S INSOLVENCY, BANKRUPTCY, RECEIVERSHIP OR ASSIGNMENT FOR CREDITORS

If IFM cannot terminate this Sublease or Horizon's right of possession because of the application of bankruptcy or similar laws, then Horizon, as a debtor in possession or on behalf of any trustee for Horizon, shall: (i) within the statutory time, assume or reject this Sublease and (ii) not seek or request any extension of adjournment of any application to assume or reject this Sublease by IFM. In such event, Horizon or any trustee for Horizon may only assume this Sublease if (A) it cures or provides adequate assurance that it will promptly cure any default hereunder, (B) it compensates or provides adequate assurance that it will promptly compensate IFM for any actual pecuniary loss to IFM


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resulting from Horizon's defaults, including without limitation accrued interest at the Default Interest Rate and attorneys' fees as a result of such default, and (C) it provides adequate assurance or performance during the Sublease Term of all of the terms, covenants and provisions of this Sublease to be performed by Horizon. In no event after the assumption of this Sublease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance shall include, without limitation, adequate assurance (1) of the source of payment of Rent reserved hereunder, and (2) that the assumption of this Sublease will not breach any provision hereunder, and will not cause a breach of any other sublease, financing agreement or master agreement relating to the Building.

17.  NOTICES

All notices, demands, requests, elections, consents or other communications required or permitted to be given pursuant to the terms of this Sublease shall be in writing, signed by the party making the same, and shall be delivered personally or by overnight mail service or courier, or by certified mail, return receipt requested, postage or other delivery costs prepaid, to the other party hereto, at the addresses set forth below. The date of such notice or other communication shall be the date of personal delivery, the date of delivery if deposited with Federal Express or other overnight or same day mail service or courier, or the date delivery, refusal to accept delivery or inability to deliver as evidenced on the return receipt, if sent by certified mail. If any date on which any notice or election is required to be given or made hereunder falls on a Saturday, Sunday or legal holiday, then, the date on which such notice or election is required to be given or made hereunder shall, for all purposes, be deemed to be the next following business day. Any notice to IFM shall be addressed as follows:

                                            Ideas for Medicine, Inc.
                                            c/o CryoLife, Inc.
                                            1655 Roberts Boulevard
                                            Kennesaw, Georgia 30144
                                            Attn:  Vice President of Finance

         with a copy to:                    Arnall Golden & Gregory, LLP
                                            2800 One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia 30309-3450
                                            Attn:  Clinton D. Richardson, Esq.

         and if given to Horizon, shall be addressed to:

                                            Horizon Medical Products, Inc.
                                            Seven North Parkway Square
                                            4200 Northside Parkway, N.W.
                                            Atlanta, Georgia 30327
                                            Attn: Robert M. Dodge,
                                            Chief Financial Officer
         with copies to:                    Slaughter & Virgin, P.C.
                                            400 Colony Square, Suite 1110
                                            1201 Peachtree Street, N.E.
                                            Atlanta, Georgia 30361
                                            Attn:  Nat G. Slaughter, III

                  and                       King & Spalding
                                            191 Peachtree Street, N.E.
                                            Suite 4600
                                            Atlanta, Georgia 30303-1763
                                            Attn:  Jon R. Harris, Jr., Esq.

or such other address(es) as IFM or Horizon may from time to time designate in writing on not less than twenty (20) days prior to written notice to the other.

18.  SUBLEASE APPLICABLE TO HEIRS, SUCCESSORS AND ASSIGNS

The terms, conditions, and covenants of this Sublease shall inure to and be binding on the heirs, successors, and administrators, executors, and assigns of the Parties hereto, except as otherwise herein provided.

19.  NO ASSIGNMENT OR FURTHER SUBLEASE WITHOUT CONSENT

Horizon shall not sell or assign this Sublease or any part thereof, or any interest therein, or further sublease the same (collectively, a "Transfer"), without written consent of both IFM and Landlord. Any attempt to do so without such consent shall be conclusively deemed to be void and/or shall be a breach of this Sublease. IFM agrees that it shall not unreasonably withhold, condition or delay its consent to a proposed Transfer, provided that the following conditions have been satisfied: (i) Horizon is not then in breach or default under this Sublease, nor has any event or condition occurred which, with the giving of notice or the passage of time, or both, could constitute a default by Horizon under this Sublease, (ii) Landlord has given its consent in writing (or is deemed to have given its consent) to the proposed Transfer for all purposes under the Lease, (iii) provided that Bank of America, N.A. ("Bank"), is still the holder and assignee of the assignment instrument discussed in the parenthetical in item (iv) below. Bank has given its consent in writing to the proposed Transfer, and (iv) that certain Promissory Note referred to in Section
11.1 (h) above has been paid in full by Horizon to IFM (provided, however, if the proposed Transfer is to Bank pursuant to that certain "Assignment of Sublease (Sublessee's Interest)" by and between Horizon and Bank which is attached as Exhibit A to that certain "Lessor Subordination and Consent" being executed and delivered substantially of even date herewith by IFM in favor of Bank, then this condition (iv) shall not be applicable). Horizon acknowledges that IFM is obligated to give to Landlord thirty (30) days' prior written notice of any proposed Transfer. Horizon agrees to give IFM at least thirty-five (35) days' prior written notice of any proposed Transfer, and to provide to Landlord and to Bank a concurrent copy of any notice given by Horizon to IFM hereunder with respect to a proposed Transfer.

20.  CONDITION OF THE PREMISES

The Premises are delivered to Horizon in an "as-is" condition, with no work to be performed by, or at the cost of, IFM, and no representations or warranties of any kind, express or implied, by IFM to Horizon. Horizon hereby acknowledges and agrees that it has had such time and opportunity as it has deemed necessary or appropriate to visit, examine and inspect the Premises, and has received and reviewed a copy of the Lease, and hereby approves the same in all respects.

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals and have caused this Sublease to be executed by their duly authorized officers as of the day and year first above written.

                                  IFM:

                                  IDEAS FOR MEDICINE, INC.

                                  /s/ D.A. Lee
                                  -------------------------------------
                                  By: D.A. Lee
                                      ---------------------------------
                                  Its:VP - Finance and CFO
                                      ---------------------------------




                                  Horizon:

                                  HORIZON MEDICAL PRODUCTS, INC.

                                  /s/ William E. Peterson, Jr.
                                  -------------------------------------
                                  By: William E. Peterson, Jr.
                                      ---------------------------------
                                  Its:President
                                      ---------------------------------

                                LEGAL DESCRIPTION

                                   EXHIBIT "A"

A tract of land located in and being a portion of the Northwest 1/4 of Section 11 Township South, Range 16 East, and also being portions of the following subdivision recorded in the Public Records of Pinelias County, Florida:

         NORTON'S SUBDIVISION NO. 2, Plat Book 9, page 2;

         PONCE De LEON PARK, Plat Book 12, page 47;

         RIDGE CREST, Plat Book 8, page 23;

Said tract being more particularly described as follows:

Beginning at the Northeast corner of lands described in Official Records Book 4755, page 2019, thence North 89(0)51'39(0) West along the North line thereof,
175.74 feet to a point on the Westerly line of Block 4 of said NORTON'S SUBDIVISION NO. 2 as extended Southeasterly; thence North 44(0)23'39(0) West along said line 240.10 feet to a point of intersection with the Southerly line of Block 6 of said NORTON'S SUBDIVISION NO. 2 as extended Easterly; thence leaving said Westerly line North 89(0)59'22(0) West along said Southerly line
225.24 feet; thence leaving said line North 00(0)05'38(0) East along a Westerly line of lands described in Official Records Book 1703, page 158, a distance of
125.20 feet to a point on the Northerly line of Lot 2, Block 6 of said NORTON'S SUBDIVISION NO. 2; thence North 89(0)59'22(0) West along said line, 1.98 feet to the Northwest corner of said Lot 2; thence North 45(0)15'52(0) West along a Westerly line of lands described in Official Records Book 1703, page 158, a distance of 85.26 feet to a point on the Southerly line of Lot 1, Block 5 of said NORTON'S SUBDIVISION NO. 2; thence North 89(0)54'30(0) West along said line, 169.73 feet to the Southwest corner of Lot 2 of said block; thence North 00(0)23'59(0) East along the Westerly line of said lot, 8.18 feet to a point of intersection with the Southerly line of Block 8 of said RIDGE CREST as extended Easterly; thence North 89(0)36'33(0) West along said line, 62.76 feet to the
Southeast corner of Lot 14, Block 8 of said RIDGE CREST; thence North 00(0)17'36(0) East along the Easterly line of said lot. 125.02 feet to the
Northeasterly corner thereof; thence North 89(0)57'46(0) West along the Northerly line of said Block 8, a distance of 103.00 feet, thence leaving said line North 00(0)57'57(0) East along a Westerly line of lands described in Official Records Book 1703, page 158, a distance of 20.02 feet to a point on the Southerly line of Lot 12, Block 7 of said RIDGE CREST, thence South 89(0)59'01(0) East along said line, 102.95 feet to the Southeasterly corner of Lot 14 of said block; thence North 00(0)21'03(0) East along the Easterly line thereof, 75.94 feet; thence leaving said line and along an Easterly line of lands described in Official Records Book 4051, page 1262 the following two courses: 1) North 44(0)22'59(0) West, 467.97 feet; 2) North 38(0)16'33(0) West,
41.51 feet; thence North 43(0)48'04(0) West along a Westerly line of lands described in Official Records Book 1703, page 158, a distance of 86.68 feet, thence leaving said line and along an Easterly line of lands described in Official Records Book 4051, page 1262 the following two courses: 1) North 44(0)06'45(0) West, 110.12 feet; 2) North 45(0)34'36(0) East, 219.50 feet to a point 29.85 feet Southwesterly of the centerline of an existing railroad track; thence South 44(0)23'31(0) East. 1728.97 feet along a line parallel to and 29.85 feet Southwesterly of the centerline of said railroad track said line also parallel to and 19.20 feet Southwesterly of the Northeasterly edge of an existing concrete platform; thence leaving said line South 45(0)36'29(0) West,
19.97 feet to the Point of Beginning.

                            END OF LEGAL DESCRIPTION


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